[GRAPHIC OMITTED]
                            [BLUEGREEN COMPANY LOGO]
                      4960 Conference Way North, Suite 100
                            Boca Raton, Florida 33431
                     Tel: (561) 912-8000 Fax: (561) 912-8100


                                                                    July 3, 2001


To our Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of Bluegreen Corporation (the "Company") which will be held at the Boca Raton Marriott, 5150 Town Center Circle, Boca Raton, Florida, on Thursday, August 2, 2001, at 10:00 a.m., local time.

     The accompanying Notice of the Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting and contain certain information about the Company and its officers and Directors. Following the meeting we will also report on the operations of the Company. Directors and executive officers of the Company will be present to respond to any questions that you may have.

     Please sign, date and return the enclosed proxy card promptly. If you attend the meeting, and we sincerely hope you will, you may vote in person even if you have previously mailed a proxy card.

     Thank you for your attention and continued interest in our Company. We look forward to seeing you at the meeting.


Very truly yours,


George F. Donovan
President and Chief Executive Officer

                              BLUEGREEN CORPORATION
                      4960 Conference Way North, Suite 100
                            Boca Raton, Florida 33431

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 2, 2001


     The Annual Meeting of the Shareholders of Bluegreen Corporation will be held at the Boca Raton Marriott, 5150 Town Center Circle, Boca Raton, Florida, on Thursday, August 2, 2001, at 10:00 a.m., local time, to consider and act on the following matters:

     (1)  To elect three Directors;

     (2) To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending March 31, 2002; and

     (3) To transact such other business as may properly come before the meeting or any adjournments thereof.

     The close of business on July 2, 2001, has been fixed as the record date for determining the shareholders entitled to notice of, and to vote at, the annual meeting.

     THE PRESENCE OF A QUORUM IS IMPORTANT. THEREFORE, YOU ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY BY MAIL WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON, BUT WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND THE MEETING.

By order of the Board of Directors,


Patrick E. Rondeau
Clerk
July 3, 2001

                              BLUEGREEN CORPORATION
                      4960 Conference Way North, Suite 100
                            Boca Raton, Florida 33431
                                 (561) 912-8000

                          ----------------------------

                         Annual Meeting of Shareholders

                                 August 2, 2001

                          ----------------------------

                                 PROXY STATEMENT

                          ----------------------------



Information Concerning Solicitation

     This Proxy Statement is furnished to the holders of common stock, par value $.01 (the "Common Stock"), of Bluegreen Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at Boca Raton Marriott, 5150 Town Center Circle, Boca Raton, Florida, on Thursday, August 2, 2001, at 10:00 a.m., local time, and at any adjournment or postponement thereof. If the enclosed proxy is signed and returned and is not revoked, it will be voted at the Annual Meeting in accordance with the instructions of the shareholder(s) who execute it. If no instructions are given, the proxy will be voted FOR the election of the nominees for Director and FOR the other proposal set forth in the Notice of Annual Meeting described herein. The proxy of any shareholder may be revoked by such shareholder in writing addressed to Patrick E. Rondeau, the Clerk of the Company, at the above address or in person at any time before it is voted. Submission of a later dated proxy will revoke an earlier dated proxy.

     All costs of solicitation will be borne by the Company. The solicitation is to be principally conducted by mail and may be supplemented by telephone and personal contacts by Directors, executive officers and regular employees of the Company, without additional remuneration. Arrangements will be made with brokerage houses, banks and custodians, nominees and other fiduciaries to forward solicitation materials to the beneficial owners of shares held of record. The Company will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

     It is anticipated that this Proxy Statement and the enclosed proxy, together with the Company's annual report to shareholders, will first be mailed to shareholders on or about July 6, 2001.

Outstanding Voting Securities

     The Board of Directors has fixed the close of business on July 2, 2001 (the "Record Date") as the date for determining the shareholders entitled to receive notice of, and to vote at, the Annual Meeting. The number of shares of Common Stock outstanding and entitled to vote on that date was 24,190,136, with each share being entitled to one vote. A majority of the issued and outstanding shares as of the Record Date will constitute a quorum for the transaction of business at the Annual Meeting.

     The affirmative vote of the holders of a plurality of the votes cast at the Annual Meeting is required for the election of Directors. Approval of other matters that are before the meeting will require the affirmative vote of holders of a majority of the Common Stock present or represented at the Annual Meeting.

     Each holder of record of the Common Stock on the Record Date is entitled to cast one vote per share in person or by proxy at the Annual Meeting. Shares as to which a nominee (such as a broker holding shares in street name for a beneficial owner) has no voting authority in respect of matters before the Annual Meeting will be deemed represented for quorum purposes but will not be deemed to be voting on such matters and, therefore, will not be counted as negative votes as to such matters. Votes will be tabulated by the Company's transfer agent subject to the supervision of persons designated by the Board of Directors as inspectors.

Shareholder Proposals for Next Annual Meeting

     Proposals of shareholders of the Company intended to be presented at the 2002 Annual Meeting of Shareholders must be received by the Company not later than March 8, 2002, to be included in the Company's proxy materials relating to the 2002 Annual Meeting and on or before May 22, 2002 for matters to be considered timely such that, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company may not exercise its discretionary authority to vote on such matters at that meeting. Any such proposals should be sent to the Company at its principal office addressed to Patrick E. Rondeau, Clerk of the Company. Other requirements for inclusion are set forth under Rule 14a-8 under the Exchange Act.

Proposal 1 - Election of Nominees for Director

     There are currently nine members of the Board of Directors. The By-Laws of the Company provide that the Directors are classified, with respect to the time for which they hold office, into three classes, as nearly as equal in number as possible, with terms expiring at the 2001, 2002 and 2003 annual meetings of the shareholders and until their successors are duly elected. At each annual meeting, the successors to the class of Directors whose term expires at that meeting shall be elected to hold office for a term continuing until the annual meeting held in the third year following the year of their elections. The Board has fixed the number of Directors for the ensuing year at nine and has nominated George F. Donovan, Michael J. Franco and Bradford T. Whitmore for election to the class, the term of which expires at the annual meeting in 2004.

     The Securities Purchase Agreement dated as of August 14, 1998 (as more fully described below under "Certain Relationships and Other Transactions") between the Company and certain real estate funds affiliated with Morgan Stanley Dean Witter and Co., Inc. (the "Funds") requires that, as long as the Funds or their Permitted Transferees (as defined in the Purchase Agreement) own at least 70% of the aggregate number of shares of Common Stock issued to the Funds (or their Permitted Transferees) under the Purchase Agreement (the "Required Interest"), the Funds will have the right to designate two directors on the management slate of nominees to the Company's Board of Directors (the "Funds' Designees"). If the Funds (and their Permitted Transferees) own less than the Required Interest but own, in the aggregate, at least 50% of the aggregate number shares of Common Stock issued to the Funds (or their Permitted Transferees) under the Purchase Agreement (the "Minimum Interest"), the Funds will have the right to designate one director on the management slate of nominees to the Company's Board of Directors. The Funds' Designees have the right to serve on any standing committee of the Board to the extent their participation on such committee would not exceed their proportionate representation of the full Board. Michael J. Franco, whose term expires at the 2001 Annual Meeting and Joseph M. Zuber, whose term expires at the 2002 Annual Meeting, currently serve on the Board of Directors as the Funds' Designees under the Purchase Agreement. In addition, the Board of Directors has unanimously appointed John P. Buza to the Board of Directors for a term that expires at the 2003 Annual Meeting. Mr. Buza is a Vice President and Senior Asset Manager for the Morgan Stanley Real Estate Funds.

     The Funds have agreed to vote, and to cause any Permitted Transferees to vote, all of their shares of Common Stock for the election of the management slate of nominees (other than the Funds' Designees) to the Company's Board of Directors for so long as the Funds (and their Permitted Transferees) own, in the aggregate, at least the Minimum Interest and the Funds' Designees are serving on the Company's Board of Directors. Accordingly, the Funds will vote in favor of the elections of Messrs. Donovan and Whitmore at the Annual Meeting.

     Unless contrary instructions are received, the enclosed proxy will be voted for the election of the three nominees listed herein. Messrs. Donovan, Franco and Whitmore are currently serving as Directors of the Company, respectively. The shareholders elected Messrs. Donovan and Whitmore at the 1998 Annual Meeting. Messrs. Donovan, Franco and Whitmore have consented to serve, if elected, for the term described herein. Although the Board of Directors does not contemplate that any of the nominees will be unavailable for election, in the event that vacancies occur unexpectedly, the enclosed proxy, unless authority has been withheld as to such nominee, will be voted for such substituted nominees, if any, as may be designated by the Board. If elected, the nominees listed below will serve until the 2004 Annual Meeting (or special meeting in lieu thereof) and until their successors are duly elected and qualified.

     The principal occupations and business experience of the nominees for Director and each Director whose term will continue following the meeting for the preceding five years along with any directorships of other publicly-owned or registered investment companies are as follows:

Nominees for Election for a Term of Three Years Expiring at the 2004 Annual Meeting

     George F. Donovan joined the Company as a Director in 1991 and was appointed President and Chief Operating Officer in October 1993. He became Chief Executive Officer in December 1993. Mr. Donovan has served as an officer of a number of other recreational real estate corporations, including Leisure
Management International, of which he was President from 1991 to 1993, and Fairfield Communities, Inc., of which he was President from April 1979 to December 1985.

     Michael J. Franco has been a Director of the Company since August 1998. Since December 1997, Mr. Franco has been the Vice President and Director of U.S. Acquisitions for the Morgan Stanley Real Estate Funds. Mr. Franco was an Associate with Morgan Stanley Dean Witter and Co., Inc. ("Morgan Stanley") from July 1990 to December 1997.

     Bradford T. Whitmore has been a Director of the Company since 1990. Mr. Whitmore has been a general partner of Grace Brothers, Ltd., an investment partnership and securities broker-dealer, since 1986.

Directors Whose Term Expires at the 2002 Annual Meeting

     Ralph A. Foote has been a Director of the Company since 1987. Since 1955, he has been a senior partner of Conley & Foote, a Middlebury, Vermont law firm which serves as legal counsel to the Company with respect to various matters from time to time. Mr. Foote has been a Director of the Cooperative Insurance Companies since 1965.

     John Laguardia became a Director of the Company in 2000, as a Board-appointed replacement for Joseph C. Abeles, who resigned from the Company's Board of Directors in 2000. Since 1999, he has been the President and Chief Operating Officer of ALH II, Inc., a holding company involved in the roll-up of regional homebuilders located in the southeastern United States. From 1997 through 1999, Mr. Laguardia served as the Executive Vice President and Chief Operating Officer of Atlantic Gulf Communities Corporation, a publicly-traded real estate development company. Mr. Laguardia was the President and Chief Executive Officer for American Heritage Homes from 1994 to 1997.

     Joseph M. Zuber became a Director of the Company in 1999. Mr. Zuber is currently a Director and has been a Vice President of Morgan Stanley since December 1998. From July 1996 to December 1998, Mr. Zuber was a Senior Associate with Morgan Stanley and was responsible for the principal investing activities of the Morgan Stanley Real Estate Funds. Prior to July 1996, Mr. Zuber was an Associate with Merrill Lynch.

Directors Whose Term Expires at the 2003 Annual Meeting

     John P. Buza became a Director of the Company in 2001, as a Board-appointed replacement for Frederick M. Myers, who resigned from the Company's Board of Directors in 2000. Since April 1999, Mr. Buza has served as Vice President and Senior Asset Manager for the Morgan Stanley Real Estate Funds. From 1998 to 1999, Mr. Buza was Senior Vice President of Asset Management for MeriStar Hospitality Corporation, a hotel real estate investment trust where he was responsible for asset management and dispositions. From 1986 to 1998, Mr. Buza held the position of Director at Salomon Brothers Inc., where he was responsible for that firm's investments. Mr. Buza has also served on the Board of Directors of Hudson Hotels Corporation, a publicly-traded hospitality company, from November 1996 to April 1999.

     Richard M. Kelleher became a Director of the Company in 2000, as a Board-appointed replacement for Stuart A. Shikiar, who resigned from the Company's Board of Directors in 2000. Since March 1999, Mr. Kelleher has served as Principal of Pyramid Advisors, LLC, a hotel management and advisory firm founded by Mr. Kelleher. From 1997 to 1999, Mr. Kelleher was the President and Chief Operating Officer of Promus Hotel Corporation, the successor company to the Doubletree and Guest Quarters hotel/timeshare operating entities. From 1992 through 1997, Mr. Kelleher was the President and Chief Executive Officer of Doubletree Hotel Corporation.

     J. Larry Rutherford was elected to the Board of Directors in April 1997. Since September 1999, Mr. Rutherford has been the President and Chief Executive Officer of Southstar Development Partners, Inc., a real estate developer. From 1990 to 1999, he served as the President and Chief Executive Officer of Atlantic Gulf Communities, a publicly-traded real estate development company. In 1992, Mr. Rutherford was named as a defendant in a three-count Information filed by the State Attorney for Broward County, Florida. The charges in the Information, which include a charge of vehicular homicide, relate to an April 1991 traffic accident in which a passenger was killed. Following review of the circumstances surrounding this accident and the charges, the Board determined that the pendency of this proceeding likely will not adversely affect Mr. Rutherford's ability to perform his duties as a Director of the Company.

Director Emeritus

     Joseph C. Abeles, a private investor, served as a Director of the Company from 1987 through 2000. Mr. Abeles currently holds the honorary title of Director Emeritus and has no voting power on the Company's Board of Directors.

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of May 1, 2001, by (a) each Director,
(b) each nominee for Director, (c) each of the executive officers listed in the Summary Compensation Table below, (d) all current Directors and executive officers as a group and (e) all persons known to be the beneficial owners of more than five percent of the Company's outstanding Common Stock. A nominal amount of Common Stock held by certain executive officers under the Company's 401(k) profit sharing plan has been excluded from the table. Unless otherwise noted, each shareholder has sole voting and investment power with respect to the shares of Common Stock listed.

                                                                      Shares of
                                                                     Common Stock
                                                                     Issuable Upon
                                                        Options        Conversion   Total Shares     Percent
                                            Common    Exercisable    Of Debentures  Beneficially    Of Shares
     Name                        Age        Stock    Within 60 Days  and Notes (1)     Owned      Outstanding (2)
     ----                        ---        -----    --------------  -------------  ------------  ---------------
John P. Buza(3)                   40            --            --            --              --           --
John F. Chiste                    45            --        76,328            --          76,328            *
George F. Donovan                 62        89,974       568,752            --         658,726          2.7%
Ralph A. Foote(4)                 78        20,756       130,261            --         151,017            *
Michael J. Franco(3)              32            --         5,000            --           5,000            *
Richard M. Kelleher               51            --            --            --              --           --
Daniel C. Koscher                 43        12,781       233,466            --         246,247          1.0%
John Laguardia                    62            --            --            --              --           --
David D. Philp                    39            --        20,000            --          20,000            *
Patrick E. Rondeau                54        11,339       198,581            --         209,920            *
J. Larry Rutherford               55            --        30,000            --          30,000            *
Mark T. Ryall                     41            --            --            --              --           --
Bradford T. Whitmore(5)           43       758,146       130,261            --         888,407          3.7%
Joseph M. Zuber(3)                38            --         5,000            --           5,000            *

All Directors and named
  executive officers as a
  group (14 persons)              --       892,996     1,397,649            --       2,290,645          9.0%

Morgan Stanley Dean
  Witter & Co, Inc.
  1221 Avenue of the Americas
  New York, NY 10020(6)(7)        --     5,882,353            --            --       5,882,353         24.3%

Grace Brothers, Ltd.
  1560 Sherman Avenue
  Suite 900
  Evanston, IL 60201(5)           --     1,676,826            --     1,782,184       3,459,010         13.3%

---------------------
* Less than 1%.

(1) The conversion prices of $8.24 per share and $3.92 per share (the conversion prices on May 1, 2001) are used to determine the shares of Common Stock into which the Company's 8.25% convertible subordinated debentures due 2012 (the "Debentures") and the Company's 8.00% convertible subordinated notes payable due 2002 (the "Convertible Notes") are convertible, respectively.

(2) In accordance with the rules of the Securities and Exchange Commission, the denominator used to calculate the percent of shares outstanding includes shares issuable upon conversion of any Debentures and Notes held by the applicable stockholder or group and upon exercise of any options that are exercisable within 60 days and held by the applicable stockholder or group, plus 24,190,136 shares outstanding on May 1, 2001.

(3) Pursuant to agreements among Messrs. Buza, Franco, Zuber and the Funds, Messrs. Buza, Franco and Zuber have acknowledged and agreed that they hold their Company stock options for the benefit of, and the economic interest with respect to the stock options belong to, the Funds.

(4)  Includes 6,924 shares of Common Stock held by Mr. Foote's wife.

(5) Mr. Whitmore is a general partner of Grace Brothers, Ltd. Mr. Whitmore exercises shared voting and investment power with respect to shares held by Grace Brothers, Ltd. and disclaims beneficial ownership of such shares except to the extent of his proportionate interest therein.

(6) Reflects the aggregate investment by the following affiliates of Morgan Stanley Dean Witter & Co., Inc., Morgan Stanley Real Estate Fund ("MSREF") III, L.P., Morgan Stanley Real Estate Investors III, L.P., MSP Real Estate Fund, L.P. and MSREF III Special Fund, L.P.

(7) Based on the most recent (as of May 1, 2000) Form 13G or 13D (as applicable) filed with the Securities and Exchange Commission.

Board of Directors and its Committees

     The Board of Directors of the Company held six meetings during the fiscal year ended April 1, 2001. Each Director attended at least 75% of the meetings of the Board of Directors and meetings of the Committees of the Board on which he served.

     Directors of the Company who are employees of the Company do not receive fees or retainers for serving as Directors. For fiscal 2001, each non-employee Director, other than the three Directors currently employed by

Morgan Stanley, received an annual retainer of $17,500 (paid in monthly increments of $1,458.33 for each month that the non-employee served as a Director), an $800 fee for each Board meeting attended and reimbursement of reasonable out-of-pocket travel expenses to attend Board of Director meetings. In addition, all of the Company's non-employee Directors are entitled to receive a stock option covering 15,000 shares of Common Stock under the Company's 1998 Non-Employee Directors Stock Option Plan on the first trading day after each annual meeting of the Company's shareholders or any special meeting held in lieu thereof. The exercise price is equal to the closing market price of the Company's Common Stock on the New York Stock Exchange on the date of grant. These options vest over a three-year period.

Audit Committee

     The Audit Committee consists of Messrs. Foote (Chairman), Laguardia and Rutherford. The Board of Directors has determined that Mr. Foote is independent to the Company despite the legal services provided to the Company from time to time by the law firm to which Mr. Foote is a partner. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter is included in Appendix A.

Report of the Audit Committee

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and
considered   the   compatibility   of  nonaudit   services  with  the  auditors'
independence.

     The Committee discussed with the Company's independent auditors the scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Committee met three times during fiscal year 2001.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended April 1, 2001 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.


                                            Audit Committee


                                            Ralph A. Foote, Chairman
                                            John Laguardia
                                            J. Larry Rutherford

Nominating Committee

     The Nominating Committee, which met twice during fiscal 2001, consists of Messrs. Rutherford (Chairman), Donovan and Zuber. The Nominating Committee is responsible for the selection of potential candidates for membership on the Board of Directors and the periodic review of compensation of Directors. The Nominating Committee will consider nominees recommended by shareholders. Recommendations should be submitted in writing to: Nominating Committee, Bluegreen Corporation, 4960 Conference Way North, Suite 100, Boca Raton, Florida 33431.

Strategic Planning Committee

     The Strategic Planning Committee, which met twice during fiscal 2001, consists of Messrs. Whitmore (Chairman), Donovan, Kelleher and Zuber. The Strategic Planning Committee is responsible for developing and investigating strategic alternatives for the Company's growth and profitability.

Compensation Committee

     During fiscal 2001, Messrs. Kelleher (Chairman), Franco and Whitmore served as members of the Compensation Committee of the Board of Directors. The Compensation Committee met twice during fiscal 2001. The Committee: (a) monitors compensation arrangements for management employees for consistency with corporate objectives and shareholders' interests, (b) approves incentive distributions and grants of stock options to officers, employees and independent contractors of the Company and its subsidiaries and (c) advises management on matters pertaining to management development and corporate organizational planning.

Compensation Committee Interlocks and Insider Participation

     Mr. Whitmore is a general partner of Grace Brothers, Ltd., an investment partnership and broker-dealer. In September, 1997, the Company borrowed $5,000,000 from Grace Brothers, Ltd. pursuant to a Note Purchase Agreement, which amount was used to fund a portion of the purchase price in connection with the Company's acquisition of Resort Development International Group, Inc. and Resort Title Agency, Inc. (collectively, "RDI"). Pursuant to the Note Agreement, the Company executed convertible notes payable to Grace Brothers, Ltd. in the aggregate principal amount of $5,000,000 (the "Convertible Notes"). The Convertible Notes have a maturity date of September 11, 2002, and the outstanding balances of the Convertible Notes are convertible into the Company's Common Stock. The Convertible Notes bear interest at 8% per annum. The Convertible Notes are subordinated to the Company's 10 1/2% Senior Secured notes due 2008 (the "Senior Notes") in the aggregate principal amount of $110 million, to the same extent the Company's Debentures are subordinated to the Senior Notes; the Convertible Notes are not contractually subordinated to any other indebtedness of the Company. See "Certain Relationships and Other Transactions".

     Mr. Franco is a Vice President of and Director of U.S. Acquisitions for the Morgan Stanley Real Estate Funds, which beneficially own 24.3% of the Company's Common Stock as of May 1, 2001.

Compensation Committee Report on Executive Compensation

General

     The Compensation Committee of the Board of Directors is composed of non-employee Directors of the Company and, as indicated above, the Compensation Committee's duties include reviewing and making recommendations to the Board generally with respect to the compensation of the Company's executive officers. The Board of Directors reviews these recommendations and approves all executive compensation action.

Compensation Principles

     The  Company's  executive   compensation   program  is  designed  to  align
compensation with the Company's business strategy, values and management initiatives. The program:

     o    Integrates   compensation  programs  with  the  Company's  annual  and
          long-term strategic planning and measurement processes.

     o    Reinforces  strategic  performance   objectives  through  the  use  of
          incentive compensation programs.

     o    Rewards  executives  for  long-term   strategic   management  and  the
          enhancement of shareholder value by delivering appropriate ownership interest in the Company.

     o Seeks to attract and retain quality talent, which is critical to both the short-term and long-term success of the Company.

     In March 1998, the Company entered into employment agreements with each of its senior executive officers except for David D. Philp, who entered into an employment agreement with the Company when he was employed on August 30, 1999 and Mark T. Ryall, who does not have an employment agreement with the Company. See "Employment Agreements" below for further details.

     The three components of the Company's current compensation program for executive officers are: (i) base compensation, (ii) annual bonus plan and (iii) incentive stock options.

Base Compensation

     The Compensation Committee has evaluated and determined appropriate ranges of pay for all categories of management to facilitate a Company-wide systematic salary structure with appropriate internal alignment. In determining appropriate pay ranges, the Committee annually examines market compensation levels for executives who are currently employed in similar positions in public companies with comparable revenues, net income and market capitalization. This market information is used as a frame of reference for annual salary adjustments and starting salaries. The Compensation Committee determined to grant base salary increases ranging from 20.0% to 42.9% for the executive officers named in the "Summary Compensation Table" during fiscal 2001. This decision reflects the Committee's consideration of the Company's performance during fiscal 2001 as well as the Committee's assessment that the executive officers' base salaries after the current year increases, if applicable, were comparable to companies involved in similar operations and of similar size.

Annual Bonus Plan

     The objectives of the annual bonus plan are to motivate and reward the accomplishment of corporate annual objectives, reinforce strong performance with differentiation in individual awards based on contributions to business results and to provide a fully competitive compensation package with the objective of attracting, rewarding and retaining individuals of the highest quality. As a pay-for-performance plan, year-end cash bonus awards are paid upon the achievement of performance goals established for the fiscal year. Participants are measured on two performance components: (1) corporate financial performance (specific measurements are defined each year and threshold, target and maximum performance levels are established to reflect the Company's objectives) and/or
(2) key individual performance which contributes to critical results for the management position. A weighting is established for each component taking into account the relative importance of each based on each executive officer's position. Appropriate performance objectives are established by the Compensation Committee for each fiscal year in support of the Company's strategic plan.

Incentive Stock Options

     Stock options align the interests of employees and shareholders by providing value to the employee when the stock price increases. All options are granted at an exercise price of at least 100% of the fair market value of the Common Stock on the date of grant except incentive options issued to employees who own more than 10% of the

Company's Common Stock, in which case the option price may not be less than 110% of the market value of the Common Stock on the date of grant. Incentive stock options were granted to Mark T. Ryall upon his employment with the Company during fiscal 2001. See "Option Grants in Last Fiscal Year".

     Section 162(m) of the Interval Revenue Code of 1986, as amended (the "Code"), limits an employer's income tax deduction for compensation paid to certain key executives of a public company to $1,000,000 per executive per year. The Company has no executives whose salaries currently approach this level and, accordingly, has not addressed what approach it will take with respect to section 162(m), except to the extent the 1995 Stock Incentive Plan contains standard limits and provisions on awards which are extended to enable such awards to be exempt from the section 162(m) deduction limits.

Compensation of Chief Executive Officer

     During fiscal 2001, the base salary of George F. Donovan, President and Chief Executive Officer, was $450,000, reflecting a 20.0% increase from fiscal 2000. As detailed below in the "Summary Compensation Table", Mr. Donovan was awarded no annual bonus or stock options during fiscal 2001. Additionally, the Company purchased term life insurance for Mr. Donovan's benefit, at a premium cost during fiscal 2001 of $56,808. This compares to the award of an annual bonus of $100,000 and no stock options for fiscal 2000. The decrease in Mr. Donovan's annual bonus was due to certain pre-determined strategic goals and financial performance objectives not being achieved during fiscal 2001. The Committee concluded that Mr. Donovan's total fiscal 2001 compensation was competitive and aligned in the mid-range of total compensation for other chief executives of publicly-held companies in similar businesses and of similar size. Furthermore, the Committee believes that total fiscal 2001 compensation reflects its confidence in Mr. Donovan's ability to lead the Company to execute the Company's strategic plans, including the continued development and expansion of the Resorts Division. The Committee's knowledge of Mr. Donovan's successful background, including his prior service as the chief executive officer of another publicly-held real estate company, together with its observations of Mr. Donovan's performance during his tenure with the Company, served equally to assure the Committee of his ability to lead the Company as its chief executive.

                                            Compensation Committee

                                            Richard M. Kelleher, Chairman
                                            Michael J. Franco
                                            Bradford T. Whitmore

Executive Compensation

Summary Compensation Table

     The following table sets forth compensation for the past three fiscal years for the Company's Chief Executive Officer and the other five most highly compensated executive officers (the "Named Executive Officers").

                                                                             Long-Term
                                                                            Compensation
                                                      Annual Compensation      Awards
                                                      -------------------      ------
                                                                             Securities     All Other
                                           Fiscal     Salary       Bonus     Underlying   Compensation
      Name and Principal Position           Year        ($)        ($)(1)   Options(#)(2)    ($)(3)
      ---------------------------           ----      ------       ------   -------------    ------
George F. Donovan                           2001     $450,000     $     --           --      $82,808
  President and Chief Executive Officer     2000     $375,000     $100,000           --      $84,975
                                            1999     $375,000     $300,000      256,793      $84,704

John F. Chiste                              2001     $225,000     $ 50,000           --      $ 9,917
  Senior Vice President,                    2000     $175,000     $ 40,000           --      $ 9,917
  Treasurer and Chief Financial Officer     1999     $175,000     $125,000      101,778      $ 8,234

Daniel C. Koscher                           2001     $250,000     $200,000           --      $ 5,994
  Senior Vice President,                    2000     $175,000     $ 75,000           --      $ 5,994
  President - Land & Golf Division          1999     $175,000     $175,000      153,449      $ 9,293

David D. Philp(4)                           2001     $175,000     $155,000           --      $    --
  Senior Vice President and                 2000     $ 83,462     $215,000      100,000      $24,063
  Chief Investment Officer                  1999     $     --     $     --           --      $    --

Patrick E. Rondeau                          2001     $225,000     $ 25,000           --      $14,898
  Senior Vice President, Director           2000     $175,000     $ 40,000           --      $14,898
  of Corporate Legal Affairs and Clerk      1999     $175,000     $110,000      101,778      $18,197

Mark T. Ryall(4)                            2001     $ 76,154     $     --       50,000      $ 7,981
  Senior Vice President and                 2000     $     --     $     --           --      $    --
  Chief Information Officer                 1999     $     --     $     --           --      $    --

---------------------
(1) Amounts represent bonuses earned for each fiscal year and paid during the subsequent fiscal year.

(2) Figures represent stock options granted under the Company's 1995 Stock Incentive Plan.

(3) Other compensation for fiscal 2001 consists of dollar amounts of premiums paid on life insurance policies for the benefit of the Named Executive Officer (Mr. Donovan - $56,808; Mr. Rondeau - $14,898; Mr. Koscher - $5,994 and Mr. Chiste - $9,917), forgiveness of debt to the Company (Mr. Donovan - $26,000) and reimbursement of relocation expenses (Mr. Ryall - $7,981).

(4) Mr. Philp became the Company's Chief Investment Officer in August 1999. Mr. Ryall became the Company's Chief Information Officer in October 2000.

Option Grants in Last Fiscal Year

     The following table sets forth certain information concerning stock options granted to the Named Executive Officers during fiscal 2001.


                                                                               Potential Realizable Value
                         Number of       Percent of                            at Assumed Annual Rates of
                         Securities     Total Options   Exercise              Stock Price Appreciation for
                         Underlying      Granted to      Price                       Option Term (2)
                          Options         Employees     ($ Per    Expiration         ---------------
                        Granted(#)(1)  in Fiscal Year    Share)     Date              5%         10%
                        ------------   --------------   -------     ----             ---        ----
George F. Donovan             --             --%         $  --       --           $    --     $     --
John F. Chiste                --             --%         $  --       --           $    --     $     --
Daniel C. Koscher             --             --%         $  --       --           $    --     $     --
David D. Philp                --             --%         $  --       --           $    --     $     --
Patrick E. Rondeau            --             --%         $  --       --           $    --     $     --
Mark T. Ryall             50,000           83.3%         $2.26     2/22/11        $71,077     $180,122

(1)  These  options  become  exercisable  in  five  equal  annual   installments
     commencing one year from the date of grant.

(2) As required by the rules promulgated by the Securities and Exchange Commission, potential realizable values are based on the prescribed assumption that the Company's Common Stock will appreciate in value from the date of grant to the end of the option term at rates (compounded annually) of 5% and 10%, respectively, and therefore are not intended to forecast possible future appreciation, if any, in the price of the Company's Common Stock.

Fiscal Year End Option Values

     The following table sets forth information regarding the number and unrealized value of unexercised options, adjusted to give effect to any Common Stock dividends, and held by each of the Named Executive Officers as of April 1, 2001. Unrealized values are computed by multiplying the number of shares by the amount by which the closing market price of the Company's Common Stock on the New York Stock Exchange as of March 30, 2001, exceeds the exercise price. None of the Named Executive Officers exercised stock options during fiscal 2001.

                                Number of
                          Securities Underlying
                               Unexercised          Value of Unexercised
                                Options at          In-the-Money Options
                               Year End (#)        at Fiscal Year End ($)
                               ------------           -------------------
                           Exerciseable (E) vs.     Exerciseable (E) vs.
      Name                  Unexerciseable (U)       Unexerciseable (U)
      ----                  -----------------        -----------------

George F. Donovan             562,752      E           $    --      E
                              218,786      U           $    --      U

John F. Chiste                 76,328      E           $    --      E
                               84,812      U           $    --      U

Daniel C. Koscher             230,466      E           $10,017      E
                              124,469      U           $    --      U

David D. Philp                 20,000      E           $    --      E
                               80,000      U           $    --      U

Patrick E. Rondeau            195,581      E           $ 8,412      E
                               87,812      U           $    --      U

Mark T. Ryall                      --      E           $    --      E
                               50,000      U           $    --      U


Employment Agreements

     In March 1998, the Company entered into employment agreements with each of George F. Donovan, John F. Chiste, Daniel C. Koscher and Patrick E. Rondeau. In August 1999, the Company entered into an employment agreement with David D. Philp. Each employment agreement was for an initial three year period (six years in the case of Mr. Donovan) (subject to automatic one-year extensions unless terminated by either the employee or the Company with 90 days notice) and provides that the employee will receive a base salary (as of April 2, 2001, $450,000 for Mr. Donovan; $275,000 for Mr. Koscher; $255,000 for Mr. Chiste; $225,000 for Mr. Rondeau and $175,000 for Mr. Philp) and certain other benefits and will be eligible to receive a cash bonus as determined by the Board of Directors. Mr. Philp is guaranteed an annual bonus of at least $125,000 during the term of his employment agreement. Under the employment agreements, if the Company terminates any employee without cause, the Company will pay the employee his base salary (and in the case of Mr. Philp a minimum bonus of $125,000) for the 12 months (24 months in the case of Mr. Donovan) following such termination (which, in the case of all of the Named Executive Officers except Mr. Philp, shall be reduced by the amount of any compensation the employee receives from subsequent employment during such period). A termination of the employee without cause shall be deemed to occur upon, among other things, a significant decrease of the employee's position, duties or responsibilities, the failure by the Company to obtain the assumption of the employment agreement by any successor to the Company's business, or the sale of all or substantially all of the business or assets of the Company or the Company's liquidation. Upon any termination by the Company for cause (as defined in the employment agreements) or by the employee, the employee shall be entitled only to amounts then due to him. In the event the employee is disabled, the employee's employment shall be terminated and the employee shall be entitled to receive his base salary for 12 months (24 months in the case of Mr. Donovan) following such termination. Pursuant to his employment agreement, each employee agreed, for 12 months (24 months in the case of Mr. Donovan and 6 months in the case of Mr. Philp) following his termination, not to compete with the Company, disclose confidential information about the Company, or solicit the Company's current or former employees. In addition, Mr. Donovan's employment agreement provides that $130,000 of indebtedness owing by Mr. Donovan to the Company will be forgiven on a pro rata basis (20% per year) over the five year period commencing on April 1, 1998.

Performance Graph

     The following graph assumes an investment of $100 on April 1, 1996, and thereafter compares the yearly percentage change in cumulative total return to shareholders of the Company with an industry peer group (consisting of Avatar Holdings, Fairfield Communities, ILX Resorts, Sunterra Corporation, and
Silverleaf Resorts) and a broad market index (the S&P 500). The graph shows performance on a total return (dividend reinvestment) basis. The graph lines connect fiscal year-end dates and do not reflect fluctuations between those dates.

[THE FOLLOWING PLOT POINTS WERE REPRESENTED BY A LINE CHART IN THE PRINTED MATERIAL.]


                                     1996         1997         1998         1999        2000         2001
                                     ----         ----         ----         ----        ----         ----
Bluegreen Corp         Return %                  (29.41)      187.50       (43.48)     (37.18)      (50.04)
                       Cum $       $100.00      $ 70.59      $202.94      $114.71     $ 72.06      $ 36.00


S & P 500              Return %                   19.83        48.00        18.46       17.94       (21.68)
                       Cum $       $100.00      $119.83      $177.34      $210.08     $247.77      $194.06


Peer Group Only        Return %                   25.62        50.32       (54.82)     (34.90)       41.76
                       Cum $       $100.00      $125.62      $188.83      $ 85.31     $ 55.54      $ 78.73


Peer Group + BXG       Return %                   19.97        56.70       (54.00)     (35.13)       32.06
                       Cum $       $100.00      $119.97      $188.00      $ 86.48     $ 56.09      $ 74.08

     The Report of the Audit  Committee,  the  Compensation  Committee Report on
Executive Compensation and the Performance Graph above shall not be deemed "soliciting material" or incorporated by reference into any of the Company's filings with the Securities and Exchange Commission by implication or by any reference in any such filing to this Proxy Statement.

Certain Relationships and Other Transactions

     In connection  with George F. Donovan's  appointment as the Company's Chief
Executive Officer and his relocation, on November 15, 1993, the Board of Directors authorized a $130,000 loan which accrued interest at the prime lending rate through June 1, 1996. The loan has been interest-free from June 2, 1996 to date. As indicated above, Mr. Donovan's March 1998 employment agreement provides that the $130,000 loan will be forgiven on a pro rata basis (20% per year) over a five-year period commencing April 1, 1998. In addition, during fiscal 2000, the Company advanced an $180,000 home equity loan to Mr. Donovan, which bears interest at the prime lending rate (which was 8.0% per annum at April 1, 2001). The outstanding balance on this loan as of April 1, 2001, was approximately $108,000, and the loan is due in three annual installments, including accrued interest, commencing on April 30, 2002.

     On September 11, 1997, the Company borrowed $5,000,000 from Grace Brothers, Ltd., an entity with a 13.3% beneficial ownership interest in the Company as of May 1, 2001 and an affiliate of Bradford T. Whitmore, a Director of the Company, and issued the Convertible Notes. The proceeds from the issuance were used to fund a portion of the purchase price of RDI. The Convertible Notes are convertible into shares of the Company's Common Stock at a conversion price of $3.92 per share, subject to adjustment in certain circumstances. In March 1998, the holders of the Convertible Notes agreed to subordinate such notes to the Company's obligations under the Senior Notes.

     Any existing loans to the Company's officers and employees other than in the ordinary course of business have been approved, and any such future loans will be approved, by a majority of disinterested, non-management Directors. It is also the Company's policy that any transaction with an employee, officer, Director or principal shareholder, or affiliate of any of them, involving in excess of $10,000 (other than in the ordinary course of the Company's business) shall be approved by a majority vote of disinterested Directors, and any such transaction will be on terms no less favorable to the Company than those which could reasonably be obtained from an independent third party.

     On August 14, 1998, the Company entered into a Securities Purchase Agreement (the "Purchase Agreement") by and among the Company, Morgan Stanley Real Estate Investors III, L.P., Morgan Stanley Real Estate Fund III, L.P., MSP Real Estate Fund, L.P., and MSREF III Special Fund, L.P. (collectively, the "Funds"), pursuant to which the Funds purchased an aggregate of 5,882,353 shares of the Company's Common Stock for $50 million during fiscal 1999 and 2000.

     See "Proposal 1 - Election of Nominees for Director" for discussion of the Funds' right to designate up to two Directors (depending on the number of shares of Common Stock held by the Funds) on the management slate of nominees to the Company's Board of Directors or certain other matters relating to the Board of Directors.

     For so long as the Funds own at least the Required Interest, certain material actions by the Company or its subsidiaries, including: the consolidation or merger of the Company; the sale of substantially all the assets of the Company; the sale of assets of the Company (or certain Company subsidiaries) or the purchase of the business, assets or securities of another person where the aggregate consideration exceeds $50 million; the issuance of certain securities of the Company senior or, in certain circumstances, on par with the Common Stock; the issuance of stock of the Company's subsidiaries (other than pursuant to certain employee option plans); the occurrence of indebtedness having a material effect on the total market capitalization ratio of the Company; the declaration or payment of dividends (other than stock dividends) on the Common Stock; any amendment to the charter or bylaws of the Company that would conflict with the Purchase Agreement; entry into a material line of business materially different from the timeshare/residential land business and the entry into transactions with certain affiliates (other than Company subsidiaries) will require the affirmative vote of one of the Funds' Designees or if the Funds do not have a representative on the Board of Directors as a result of the failure of the Company to nominate the Funds' Designees or failure of the shareholders of the Company to elect the Funds' Designees, then such action shall require the approval of the Funds and Permitted Transferees holding a majority of the shares on Common Stock issued pursuant to the Purchase Agreement. Moreover, for so long as the Funds own at least the Required Interest, Morgan Stanley Dean Witter & Co. or an affiliate thereof shall have the exclusive right to act as advisor or underwriter to the Company in connection with certain material transactions for which the Company elects to use the services of an investment or financial advisor.

     Each of the  Funds  (and  their  Permitted  Transferees)  have the right to purchase their proportionate share of any issuance (subject to certain exceptions) by the Company for cash of (i) any of its capital stock, (ii) any rights, options or warrants to purchase any such capital stock or any securities that are or may become convertible or exercisable into Common Stock and (iii) any securities that are or may become convertible or exercisable into Common Stock.

     Pursuant to the Voting and Cooperation Agreement (the "Voting Agreement"), dated as of August 14, 1998, among the Funds and certain directors, officers and certain related parties of the Company in their capacities as shareholders of the Company (collectively, the "Stockholders"), each Stockholder agreed (i) to vote or cause to be voted all shares of Common Stock which such Stockholder has the power to vote or in respect of which such Stockholder has the power to direct the vote in favor of the Funds' Designees, (ii) not to take any direct or indirect action to remove either of the Funds' Designees from the Company's Board of Directors without cause and (iii) to vote all of the shares of Common Stock which such Stockholder has the power to vote or in respect of which such Stockholder has the power to direct the vote in a manner such that the Company's Restated Articles of Organization and Amended and Restated Bylaws do not, at any time, conflict with the provisions of the Voting Agreement or the Purchase Agreement.

     The shares of Common Stock issued to the Funds under the Purchase Agreement have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Pursuant to the Registration Rights Agreement, dated as of August 14, 1998, among the Funds and the Company, after a specified period or upon certain other events, the Company is required to effect a shelf registration of shares of Common Stock held by the Funds, any of their Permitted Transferees and certain of their assignees (collectively the "Registration Persons"). In addition, subject to certain conditions and limitations, the Registration Persons have the right (i) to require the Company to register shares of Common Stock held by such Registration Persons and (ii) when the Company proposes to register Common Stock, to include shares of Common Stock held by such Registration Persons in such registration of Common Stock. Each of the agreements and instruments described above has been previously filed by the Company with the Securities and Exchange Commission and is qualified in its entirety by reference thereto.

Proposal 2 - Ratification of the Appointment of Ernst &Young LLP as Independent Auditors of the Company

     The Board of Directors has appointed the firm of Ernst & Young LLP ("E&Y") as auditors for fiscal 2002, subject to final approval by the Audit Committee of the scope of, and E&Y's fees for, performing the audit for such fiscal year. E&Y and its predecessor, Arthur Young & Co., have served as the Company's auditors since 1984. The Company has been informed that E&Y has no direct or indirect financial interest in the Company and has no other connection with the Company other than as independent auditors. Fees for last fiscal year were: annual audit
- $268,586; audit related services - $22,915 and all other fees - $54,840.

Representatives of E&Y are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     In the event that ratification of the appointment of E&Y as the auditors for the Company is not obtained at the upcoming Annual Meeting of Stockholders, the Board of Directors will reconsider its selection.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE RATIFICATION OF THE SELECTION OF AUDITORS AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's officers and directors and persons who own more than ten percent of its Common Stock to file reports with the Securities and Exchange Commission disclosing their ownership of stock in the Company and changes in such ownership. Copies of such reports are also required to be furnished to the Company. Based solely on a review of the copies of such reports received by it, the Company believes that, during fiscal 2001, all such filing requirements were complied with, except for a report on Form 4 filed late by each of Messrs. Franco and Zuber.

Other Matters

     As of the date of this Proxy Statement, the Board of Directors knows of no business to come before the meeting except as set forth above. If any other matters should properly come before the meeting, it is expected that the enclosed proxy will be voted on such matters in accordance with the best judgment of the proxies. Discretionary authority with respect to any such matters is conferred by the proxy.

By the order of the Board of Directors,



Patrick E. Rondeau, Clerk
July 3, 2001

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED APRIL 1, 2001, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE PROVIDED WITHOUT CHARGE UPON WRITTEN REQUEST TO INVESTOR RELATIONS, BLUEGREEN CORPORATION, 4960 CONFERENCE WAY NORTH, SUITE 100, BOCA RATON, FLORIDA 33431.

                                   APPENDIX A

                              BLUEGREEN CORPORATION
                             AUDIT COMMITTEE CHARTER

I.   COMMITTEE ROLE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the major financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

     Serve as an independent and objective party to monitor, review and assess the Corporation's financial reporting process, internal control system and business risk management process.

     Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.

     Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.  COMMITTEE MEMBERSHIP AND COMPOSITION

The Audit Committee shall be comprised of at least three and no more than six directors as determined by the Board, each of whom shall be independent board members, and free from any relationship to the Corporation that, in the opinion of the Board, may interfere with the exercise of his or her independent judgment from management and the Corporation.

Each member of the Audit Committee shall be financially literate (as such qualification interpreted by the Board of Directors in its business judgment), or must become financially literate within a reasonable time after his or her appointment to the Audit Committee. At least one member of the Audit Committee (preferably the Chair) must have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant. Notwithstanding anything in this Charter to the contrary, it is the intent of the Corporation and its Board of Directors that the composition of the Audit Committee shall be in accordance with the applicable rules of the New York Stock Exchange (including without limitation any "grandfather" provisions) and composition of the Audit Committee in accordance with such rules shall be also deemed in compliance with this Charter.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until the next annual meeting or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

The Audit Committee shall have access to its own counsel and other advisors at the Committee's sole discretion.

III. MEETINGS

The Committee  shall meet at least four times  annually,  or more  frequently as circumstances dictate. As part of its job to learn of relevant current and prospective business issues and to foster open communication, the Committee should meet at least annually (and throughout the year as appropriate) with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financial statements consistent with Section IV below. The Audit Committee, with management, shall develop and participate in a process for review of important financial and operating topics that present potential significant risk to the Corporation.

Committee meeting agendas shall be the responsibility of the committee Chair, with input from committee members. It is expected that the Chair would also ask for management and key committee advisors, and perhaps others, to participate in this process where appropriate.

The Committee shall communicate committee expectations and the nature, timing, and extent of committee information needs to management, internal audit, and external parties, including external auditors. Wherever possible, written materials shall be received from management, auditors, and others at least one week in advance of meeting dates.

The Committee, through the Committee Chair, shall report periodically, as deemed necessary, but at least semi-annually, to the full Board.

The Committee shall review, discuss, and assess its own performance as well as the Committee role and responsibilities, seeking input from senior management, the full Board, and others. Changes in role and/or responsibilities, if any, shall be recommended to the full Board for approval.

IV.  RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

Review and reassess the adequacy of this Charter on an annual basis.

Review the organization's annual financial statements and any material reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

Review the regular internal reports to management prepared by the internal auditing department and management's response.

Review with financial management and the independent accountants each quarterly report on Form 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

With input from management and other key committee advisors, develop an annual plan responsive to the responsibilities and duties detailed in this Charter. The annual plan shall be reviewed and approved by the full Board.

Independent Accountants

Recommend  to  the  Board  of  Directors  the   selection  of  the   independent
accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants.

The Audit Committee shall be responsible for ensuring that the outside auditor submits on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the auditor and the Corporation. The Audit Committee is responsible for actively engaging in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor and for recommending that the Board of Directors take appropriate action in response to the outside auditors' report to satisfy itself of the outside auditors' independence.

The outside auditor for the Corporation shall be ultimately accountable to the Board of Directors and the Audit Committee. The Audit Committee and the Board of Directors shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor (or to nominate the outside auditor to be proposed for shareholders approval in any proxy statement).

Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

Financial Reporting Processes

In consultation with the independent accountants and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

Consider  the   independent   accountants'   judgments  about  the  quality  and
appropriateness of the Corporation's accounting principles as applied in its financial reporting.

Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

Process Improvement

Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

Review  any  significant  disagreement  among  management  and  the  independent
accountants  or  the  internal  auditing   department  in  connection  with  the
preparation of the financial statements.

Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

Ethical and Legal Compliance

Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

Review management's monitoring of the Corporation's compliance with the organization's Ethical Code, and ensure that management has an appropriate review system in place to ensure that Corporation's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

Review activities, organizational structure, and qualifications of the internal audit department.

Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

Review and assess any SEC inquiries and the results of any examinations by regulatory authorities in terms of important findings, recommendations and management's response.

Perform any other activities consistent with this Charter, the Corporation's Articles of Organization and By-laws, and governing law, as the Committee or the Board of Directors deems necessary or appropriate.

Approval and Amendments

This Charter was adopted and approved by the Corporation's Board of Directors on April 13, 2000 and may be amended from time to time with the approval of the Board of Directors.

                              BLUEGREEN CORPORATION
                      4960 CONFERENCE WAY NORTH, SUITE 100
                            BOCA RATON, FLORIDA 33431


The undersigned shareholder of BLUEGREEN CORPORATION, a Massachusetts corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated July 3, 2001, and hereby appoints Patrick E. Rondeau and Anthony M. Puleo, and both of them, proxies and attorneys-in-fact with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Shareholders of BLUEGREEN CORPORATION to be held on Thursday, August 2, 2001 at 10:00 a.m., local time at the Boca Raton Marriott at 5150 Town Center Circle, Boca Raton, Florida, and at any adjournment(s) thereof and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below. Such attorneys or substitutes shall have and may exercise all of the powers of said attorneys-in-fact thereunder.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder, or IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT(S) THEREOF.

--------------------------------------------------------------------------------------------------------
                                     FOLD AND DETACH HERE


                                        (INSTRUCTION:   To  withhold   authority  to  vote  for  any
                                        individual nominee, strike a line through the nominee's name in the list below)

1.        ELECT DIRECTORS
                                        George F. Donovan, Michael J. Franco, Bradford T. Whitmore
         FOR all nominees    WITHHOLD
         Listed (except as   AUTHORITY
         Marked to the       to vote for all
         Contrary)           nominees listed

              [   ]             [   ]


2.       RATIFY ERNST & YOUNG LLP AS INDEPENDENT AUDITORS
         OF THE COMPANY

         FOR      AGAINST      ABSTAIN
         [  ]      [  ]          [  ]

                                        In their discretion, the Proxies are authorized to vote upon such other business as may properly come before this meeting and any adjournment(s) thereof.

                                        Please sign exactly as your name appears on this proxy. When shares are held by joint  tenants or as community  property, both  should  sign.  When  signing  as  attorney,  executor, administrator,  trustee or guardian,  please give full title as such. If a  corporation,  please sign the full  corporate
                                        name  by  President  or  other  authorized   officer.  If  a
                                        partnership,  please sign in partnership  name by authorized person.

                                        DATED:_______________________________________, 2001


                                        --------------------------------------------------------------
                                                 Signature


                                        --------------------------------------------------------------
                                                 Signature

                                        PLEASE  VOTE,  SIGN,  DATE AND  RETURN  USING  THE  ENCLOSED
                                        ENVELOPE.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE
